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                                                                    EXHIBIT 99.1
                                             NEWS RELEASE


For Further Information:

AT THE COMPANY:
Jeffrey L. Wright, Chief Financial Officer
Glenn L. Stolt, Treasurer
952.912.5500


FOR IMMEDIATE RELEASE
FRIDAY, OCTOBER 4, 2002

G&K SERVICES COMPLETES ACQUISITION OF RENTAL UNIFORM COMPANY, INC.

MINNEAPOLIS, MN, OCTOBER 4, 2002 -- G&K SERVICES, INC. (NASDAQ:GKSRA), today reported the acquisition of Rental Uniform Company, Inc. ("RUC"). RUC was founded in 1948 and has service locations in Kentucky, Tennessee, North Carolina and South Carolina.

"The acquisition of RUC is another step toward completing our national footprint and provides G&K entry into two additional top 100 North American markets," said Thomas Moberly, chief executive officer. "RUC is a top-performing company in our industry and an excellent addition to the G&K team. The acquisition of this business continues our strategy of acquiring smaller corporate identity apparel and facility service businesses that expand our customer base, market share and geographic coverage."

No further details of the acquisition were disclosed. The company will discuss the acquisition during its upcoming first quarter fiscal 2003 earnings conference call.

ABOUT G&K SERVICES, INC.
Headquartered in Minneapolis, Minnesota, G&K Services, Inc. is a market leader in corporate identity apparel programs and facility services in the United States, and is the largest such provider in Canada. G&K operates over 130 processing facilities and branch offices, serving more than 140,000 customers.




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